UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2015

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	214-441-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders.
On December 3, 2014, the Board of Directors of the Federal Home Loan Bank of Dallas ("Bank") adopted several amendments to the Bank’s Capital Plan, subject to approval by the Federal Housing Finance Agency (“Finance Agency”) and certain notification requirements. The Finance Agency approved the amendments to the Bank’s Capital Plan on June 1, 2015. Among other things, the Bank’s Capital Plan was amended to allow for the creation of two sub-classes of the Bank’s Class B Capital Stock (Class B-1 Stock and Class B-2 Stock). On August 31, 2015, the Bank gave notice to its members that the amended Capital Plan will be implemented and the two sub-classes of capital stock will be created on October 1, 2015.

Currently, members are required to maintain an investment in Class B Capital Stock (hereinafter referred to as "Existing Class B Stock") equal to the sum of a membership investment requirement and an activity-based investment requirement. Beginning October 1, 2015, Class B-1 Stock will be eligible to meet the membership investment requirement and Class B-2 Stock will be eligible to meet the activity-based investment requirement.

On October 1, 2015, the Bank will exchange all shares of Existing Class B Stock at the open of business on that date for an equal number of shares of capital stock consisting of shares of Class B-1 Stock and Class B-2 Stock allocated as described in the next sentence. For each member, (i) a number of shares of Existing Class B Stock in an amount sufficient to meet such member’s activity-based investment requirement will be exchanged for an equal number of shares of Class B-2 Stock and (ii) all other outstanding shares of Existing Class B Stock held by such member will be exchanged for an equal number of shares of Class B-1 Stock. Immediately following these exchanges, all shares of Existing Class B Stock will be retired.

Subject to the limitations in the Capital Plan, the Bank will subsequently convert shares of one sub-class of Class B Stock to the other sub-class of Class B Stock under the following circumstances: (i) shares of Class B-2 Stock held by a member in excess of its activity-based investment requirement will be converted into Class B-1 Stock, if necessary, to meet that member’s membership investment requirement and (ii) shares of Class B-1 Stock held by a member in excess of the amount required to meet its membership investment requirement will be converted into Class B-2 Stock as needed in order to satisfy that member’s activity-based investment requirement. All excess stock will be held as Class B-1 Stock at all times.

If, after October 1, 2015, the Bank initiates the repurchase of an amount of all members’ excess stock, then, for each member, the Bank will repurchase shares of Class B-1 Stock that are excess stock until the designated repurchase amount is repurchased.

After October 1, 2015, the Bank’s Board of Directors may declare dividends at the same rate for all shares of Class B Stock, or at different rates for Class B-1 Stock and Class B-2 Stock, provided that in no event will the dividend rate on Class B-2 Stock be lower than the dividend rate on Class B-1 Stock. Dividend payments may be made in the form of cash, additional shares of either, or both, sub-classes of Class B Stock, or a combination thereof as determined by the Bank’s Board of Directors. As the Bank’s dividends for any given quarter are based upon average capital stock outstanding during the preceding quarter, differential dividend rates would not be paid until the first quarter of 2016 at the earliest.

The Capital Plan amendments do not change members' voting rights in any way. For the purpose of voting rights, all shares of Class B Stock, regardless of sub-class, will be treated the same.

The Bank also amended its Capital Plan to modify the permissible range for the advances-based component of the activity-based investment requirement. Effective October 1, 2015, the permissible range for the advances-based component of the activity-based investment requirement will change from a range of 3.0 percent to 5.0 percent of members’ advances outstanding to a range of 2.0 percent to 5.0 percent of members’ advances outstanding. The current requirement established by the Bank’s Board of Directors is 4.1 percent of members’ advances outstanding, which will remain in effect upon the implementation of the amended Capital Plan. The amendments did not alter the permissible ranges for the membership investment requirement or the Acquired Member Asset component of the activity-based investment requirement.

Further, the Bank’s Board of Directors may also establish one or more separate advances investment requirement percentages (each an "advance type specific percentage") within the range described above to be applied to a specific category of advances in lieu of the generally applicable advances-related investment requirement percentage in effect at the time. Such category of advances may be defined as a particular advances product offering, advances with particular maturities or other features, advances that represent an increase in member borrowing, or such other criteria as the Bank’s Board of Directors may determine. Any advance type specific percentage may be established for an indefinite period of time, or for a specific time period, at the discretion of the Bank’s Board of Directors. Any changes to the activity-based investment requirement pursuant to the amended Capital Plan must take effect after October 1, 2015 and would require at least 30 days advance notice to the Bank’s members.
The foregoing description of the amendments to the Bank’s Capital Plan is qualified in its entirety by reference to the Capital Plan, as amended, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This report contains forward-looking statements with respect to the implementation of the Bank's amended Capital Plan that reflect current intentions of the Bank with respect to future events and transactions between the Bank and its members. The Bank cautions that forward-looking statements involve risks or uncertainties that may be outside the control of the Bank and that could affect the extent to which a particular objective or prediction is realized within the periods stated. As a result of such risks and uncertainties, undue reliance should not be placed on these forward-looking statements. The Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Item 9.01 Financial Statements and Exhibits
Exhibits

4.1	Capital Plan for the Federal Home Loan Bank of Dallas, as amended and revised on December 3, 2014 and approved by the Federal Housing Finance Agency on June 1, 2015

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

August 31, 2015	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Financial Officer